UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

 of the Securities Exchange Act of 1934

July 31, 2025

Date of Report (Date of Earliest Event Reported)

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,

Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

Registrant's telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note.

On July 31, 2025, pursuant to the Transaction Agreement, dated as of March 13, 2025 (as amended on April 23, 2025) by and among Mallinckrodt plc, an Irish public limited company (“Mallinckrodt” or the “Company”), Endo, Inc., a Delaware corporation (which has been converted into Endo LP, a Delaware limited partnership, “Endo”) and Salvare Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Mallinckrodt (“Merger Sub”) (the “Transaction Agreement”), Mallinckrodt acquired Endo by means of the merger of Merger Sub with and into Endo, with Endo continuing as the surviving entity in the merger and a wholly-owned subsidiary of Mallinckrodt (such merger, the “Merger”). Prior to the completion of the Merger, the memorandum and articles of association of the Company were amended by means of a scheme of arrangement (the “Scheme”) under the Companies Act 2014 of Ireland (as amended) and certain other amendments that had been previously approved by the Company’s shareholders ( and together with the Scheme and the Merger, the “Transactions”).

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2025, in connection with the consummation of the Transactions, ST 2020, Inc. (“Parent”), a wholly owned subsidiary of Mallinckrodt, and MEH, Inc. (the “Borrower”), a wholly owned subsidiary of Parent, entered into a credit agreement (the “New Credit Agreement”) with the lenders named therein, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and OPY Credit Corp., as trading agent, providing for $1,350,000,000 in aggregate principal amount of senior secured credit facilities (the “Facilities”), comprising (i) a $1,200,000,000 senior secured term loan facility (the “Term Facility”) and (ii) a $150,000,000 senior secured revolving credit facility (the “Revolving Facility”). The Borrower borrowed $1,200,000,000 under the Term Facility on August 1, 2025. The Facilities mature on July 31, 2030, unless extended pursuant to the terms of the New Credit Agreement.

The Term Facility will amortize in quarterly installments as follows: (i) commencing with the fiscal quarter ending December 31, 2025 through (and including) the fiscal quarter ending September 30, 2026, 0.625% of the initial aggregate principal amount of the Term Facility, (ii) from the last day of the fiscal quarter ending December 31, 2026 through (and including) the last day of the fiscal quarter ending September 30, 2027, 1.25% of the initial aggregate principal amount of the Term Facility, (iii) from the last day of the fiscal quarter ending December 31, 2027 through (and including) the last day of the fiscal quarter ending September 30, 2028, 1.875% of the initial aggregate principal amount of the Term Facility and (iv) from the last day of the fiscal quarter ending December 31, 2028 through the maturity date of the Term Facility, 2.50% of the initial aggregate principal amount of the Term Facility, with the balance payable on the maturity date of the Term Facility.

The proceeds of the Term Facility will be used (i) to consummate the Transactions, including working capital and/or purchase price adjustments, to repay outstanding obligations under (x) that certain Credit Agreement, dated as of November 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Mallinckrodt Credit Agreement”), among, Mallinckrodt, as parent, Mallinckrodt International Finance S.A. (“MIFSA”) and Mallinckrodt CB LLC (“MCB”), as borrowers, the lenders referred to therein, Acquiom Agency Services LLC, as co-administrative agent and collateral agent, Seaport Loan Products LLC, as co-administrative agent, and the other parties thereto, (y) the 14.75% First Lien Senior Secured Notes due 2028 (the “Existing Mallinckrodt Notes”) issued pursuant to that certain Indenture, dated as of November 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Mallinckrodt Indenture”), among MIFSA and MCB, as issuers, the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee, and Acquiom Agency Services LLC, as collateral agent, and (z) (1) the ABL Credit Agreement, dated as of June 16, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “ABL Credit Agreement”), among ST US AR Finance LLC, as borrower, the lenders and L/C issuers from time to time party thereto and Barclays Bank plc, as agent and (2) the Purchase and Sale Agreement, dated as of June 16, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Purchase and Sale Agreement” and, together with the ABL Credit Agreement, the “Existing ABL Facility”), among ST US AR Finance LLC, as buyer, the Borrower, as servicer, and certain subsidiaries of Mallinckrodt as originators, and to pay fees and expenses incurred in connection with the Transactions (the “Transaction Expenses”) and (ii) for general corporate purposes. The proceeds of the Revolving Facility will be used for the payment of Transaction Expenses and for general corporate purposes.

The New Credit Agreement contains customary covenants applicable to Parent and its subsidiaries (including the Borrower), including covenants governing: incurrence of liens, incurrence of indebtedness, fundamental changes, asset sales, restricted payments and investments, transactions with affiliates, burdensome agreements, modification of terms of restricted junior indebtedness, changes in nature of business and accounting changes. Additionally, in the event the aggregate outstanding revolving credit exposure under the Revolving Facility exceeds 40% of the aggregate revolving commitments then in effect, Parent and the Borrower will be required to comply with a maximum first lien net leverage ratio commencing with the test period ending December 31, 2025 not to exceed (i) on or prior to March 31, 2027, 4.00 to 1.00, (ii) after March 31, 2027 and on or prior to March 31, 2028, 3.25 to 1.00 and (iii) thereafter, 2.50 to 1.00. The New Credit Agreement also contains customary events of default relating to, among other things, failure to make payments, breach of covenants and breach of representations. Borrowings under the Facilities will be made in U.S. dollars and bear interest at rates per annum, determined, at the Borrower’s option, by reference to (i) for base rate loans, the applicable base rate (subject to a 2.00% floor) plus 600 basis points, and (ii) for SOFR loans, the applicable Term SOFR (as defined in the New Credit Agreement) (subject to a 2.00% floor) plus 700 basis points. The Borrower is also required to pay quarterly in arrears an undrawn commitment fee on the Revolving Facility of 25 basis points.

The obligations under the New Credit Agreement are guaranteed by Parent and certain subsidiaries of the Borrower from time to time, and secured by a lien on substantially all the assets (with certain exceptions) of the Borrower and the guarantors in accordance with the terms of the New Credit Agreement and the related security documents.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Item 1.02	Termination of a Material Definitive Agreement.

On August 1, 2025, in connection with the consummation of the Transactions, Mallinckrodt and its subsidiaries prepaid in full approximately $385.5 million in outstanding aggregate principal amount of “second out” term loans, constituting all of the remaining indebtedness outstanding under the Existing Mallinckrodt Credit Agreement, together with accrued and unpaid interest thereon, as well as a payment of approximately $10.6 million in required makewhole premium.

Also in connection with the consummation of the Transactions, on August 1, 2025, (x) Mallinckrodt and its subsidiaries redeemed in full approximately $477.2 million in outstanding principal amount of Existing Mallinckrodt Notes, constituting all of the Existing Mallinckrodt Notes outstanding under the Existing Mallinckrodt Indenture, for a redemption price equal to such outstanding principal amount, accrued and unpaid interest thereon and approximately $13.7 million in required makewhole premium and (y) all amounts outstanding under the Existing ABL Facility were repaid.

As a result of such prepayment, redemption and repayment, the Existing Mallinckrodt Credit Agreement and the Existing ABL Facility were terminated, the Existing Mallinckrodt Indenture was discharged and all guarantees of, and liens securing, the obligations thereunder were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is hereby incorporated by reference into this Item 2.01.

On July 31, 2025, pursuant to the terms of the Transaction Agreement, at the effective time of the Merger (the “Merger Effective Time”), each share of common stock, par value $0.001 per share, of Endo (the “Endo common stock”) issued and outstanding as of immediately prior to the Merger Effective Time, other than the shares of Endo common stock owned by Endo, any Endo subsidiary, Mallinckrodt, Merger Sub or any of their respective subsidiaries, was cancelled and converted into the right to receive approximately $1.31 in cash (the “Per Share Cash Consideration”) and 0.2575 of a Mallinckrodt ordinary share (the “Per Share Stock Consideration,”), without interest and subject to applicable withholding. Former holders of Endo common stock will receive cash in lieu of any fractional Mallinckrodt ordinary shares they would otherwise have been entitled to receive. The issuance of Mallinckrodt ordinary shares in connection with the Transactions was registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to the Registration Statement (as defined below).

In addition, pursuant to the Transaction Agreement, at the Merger Effective Time:

(i)  each outstanding restricted stock unit award in respect of Endo common stock that was subject only to time-based vesting requirements (an “Endo RSU Award”) and that was held by an employee of Endo or a subsidiary of Endo, was assumed by Mallinckrodt and converted into a restricted stock unit award in respect of a number of Mallinckrodt ordinary shares (a “Mallinckrodt RSU Award”), equal to (i) the total number of shares of Endo common stock underlying such Endo RSU Award as of immediately prior to the Merger Effective Time multiplied by (ii) the sum of (x) the Per Share Stock Consideration plus (y) the quotient obtained by dividing the Per Share Cash Consideration by a measure of the price per share of Mallinckrodt ordinary shares as specified in the Transaction Agreement (referred to as the “Mallinckrodt Per Share Price”). Each Mallinckrodt RSU Award will continue to have, and will continue to be subject to, the same terms and conditions (including vesting schedules) that applied to the corresponding Endo RSU Award as of immediately prior to the Merger Effective Time, except that such Mallinckrodt RSU Award will be accelerated upon certain terminations of employment, as described below;

(ii) each outstanding Endo RSU Award that was held by a non-employee director of Endo became fully vested and all rights in respect of such Endo RSU Award were canceled and automatically converted into the right of the holder to receive an amount in cash equal to the product of (i) the number of shares of Endo common stock underlying such Endo RSU Award multiplied by (ii) the sum of (x) the Mallinckrodt Per Share Price multiplied by the Per Share Stock Consideration plus (y) the Per Share Cash Consideration; provided, however, that for this purpose, Mr. Hirsch will be treated as a non-employee director;

(iii) each outstanding restricted stock unit award in respect of Endo common stock that was subject, in whole or in part, to performance-based vesting conditions (an “Endo PSU Award”) was assumed by Mallinckrodt and converted into a Mallinckrodt RSU Award in respect of a number of Mallinckrodt ordinary shares equal to the product of (i) the total number of shares of Endo common stock underlying such Endo PSU Award as of immediately prior to the Merger Effective Time (assuming performance goals are achieved at the target level), multiplied by (ii) the sum of (x) the Per Share Stock Consideration plus (y) the quotient obtained by dividing the Per Share Cash Consideration by the Mallinckrodt Per Share Price. Each such Mallinckrodt RSU Award will continue to have, and will continue to be subject to, the same terms and conditions (including vesting) as applied to the corresponding Endo PSU Award as of immediately prior to the Merger Effective Time, except that such Mallinckrodt RSU Award will be accelerated upon certain terminations of employment, as described below; and

(iv) each outstanding long-term cash award granted by Endo which was subject to time-based vesting requirements and/or performance-based vesting requirements (an “Endo Cash LTI Award”) was assumed by Mallinckrodt and converted into a long-term cash award granted by Mallinckrodt (a “Mallinckrodt Cash LTI Award”). Each such Mallinckrodt Cash LTI Award will be subject to the same terms and conditions (including vesting) as applied to the corresponding Endo Cash LTI Award as of immediately prior to the Merger Effective Time; provided that, any performance goals that applied to the Endo Cash LTI Award were assumed to have been earned at the target level as of immediately prior to the Merger Effective Time and such Mallinckrodt Cash LTI Award will be accelerated upon certain terminations of employment, as described below. The Mallinckrodt RSU Awards and Mallinckrodt Cash LTI Awards issued in replacement of Endo RSU Awards, Endo PSU Awards and Endo Cash LTI Awards, as applicable, are referred to as “Replacement Awards.”

If the holder of any Replacement Award experiences a termination of employment (i) by Mallinckrodt or any subsidiary of Mallinckrodt without “cause” (as defined in the Endo, Inc. 2024 Stock Incentive Plan) or (ii) by the holder for “good reason” (to the extent such holder has an employment agreement that provides for severance benefits upon a resignation for “good reason,” and in such case as defined in such employment agreement), in either case, during the 24-month period following the Merger Effective Time, such Replacement Award will become fully vested at the time of such termination.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Transaction Agreement, a copy of which is included hereto as Exhibit 2.1 and is incorporated herein by reference. A summary of the principal terms of the Transaction Agreement is set forth in the section entitled “The Transaction Agreement” contained in Mallinckrodt’s registration statement on Form S-4 (file number 333-286694), declared effective by the SEC on May 8, 2025 (the “Registration Statement”), which summary is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Exhibit 99.4 to this Current Report on Form 8-K, which is hereby incorporated by reference into this Item 2.02, contains certain preliminary financial information regarding the Company’s and Endo’s financial performance during the second quarter of fiscal year 2025. As further described below in Item 7.01 of this Current Report on Form 8-K, Exhibit 99.4 to this Current Report on Form 8-K is being furnished, in part, to satisfy the Company’s public disclosure obligations under confidentiality agreements with certain potential lenders.

The information included in this Item 2.02, including Exhibit 99.4, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 with respect to the New Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of Mallinckrodt.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 is hereby incorporated by reference into this Item 2.04. The information set forth under the heading “Successor Indebtedness” in Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024 filed on March 13, 2025 is hereby incorporated by reference into this Item 2.04 insofar as it relates to the Existing Mallinckrodt Credit Agreement, Existing Mallinckrodt Notes and the Existing ABL Facility.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note is hereby incorporated by reference into this Item 3.03.

On July 31, 2025, the Company adopted its amended and restated memorandum and articles of association (as amended, the “Amended Constitution”).

A summary of the principal terms of the Amended Constitution is set forth in the sections entitled “The Mallinckrodt EGM Proposals — Resolutions 5(A)-(I): Approval of the New Articles of Association” and “Description of Mallinckrodt’s Ordinary Shares” contained in the Registration Statement, which summaries are incorporated herein by reference.

The Amended Constitution is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors and Committees of the Company

Departure of Directors

In connection with the consummation of the Transactions, on July 31, 2025, effective as of immediately following the Merger Effective Time, Abbas Hussain, David Stetson and Wesley Wheeler resigned as members of Mallinckrodt’s board of directors (the “Board of Directors”). At the time of their resignations, Mr. Hussain served on the Human Resources and Compensation Committee (Chair) and the Governance and Compliance Committee; Mr. Stetson served on the Governance and Compliance Committee (Chair) and the Transaction Review Committee; and Mr. Wheeler served on the Audit Committee and the Governance and Compliance Committee.

None of the directors resigned as a result of any disagreement with Mallinckrodt on any matter relating to its operations, policies or practices.

Appointment of Directors

The Transaction Agreement requires the post-completion Board of Directors to consist of nine directors, including (i) four individuals who are members of the Board of Directors as of immediately prior to the Merger Effective Time (the “Mallinckrodt Selected Directors”), (ii) four individuals who are members of the Endo board of directors as of immediately prior to the Merger Effective Time (the “Endo Selected Directors”), and (iii) one individual selected prior to the completion by a majority of the persons designated to be Endo Selected Directors or Mallinckrodt Selected Directors to become a member of the post-completion Board of Directors (the “jointly selected director”).

In connection with the consummation of the Transactions and in accordance with the provisions of the Transaction Agreement, each of the following individuals were appointed to serve on the Board of Directors, effective as of immediately following the Merger Effective Time on July 31, 2025, as Endo Selected Directors until the next annual general meeting of the Company:

Paul Efron, Chair of the Board of Directors, age 70, had been a director of Endo since April 2024 until the consummation of the Transactions. Mr. Efron is a private investor and former Executive Chairman of Oodles Energy, Inc., which installs and operates fast DC chargers in apartments and hotels. He served in that role since he co-founded the company in December 2020 until December 2024. From 1984 to 2022, Mr. Efron worked in a variety of capacities at Goldman Sachs & Company. He was elected General Partner of the firm in 1998. He ran a variety of businesses for the firm, including Debt Capital Markets in London, New Product Development for the Investment Banking Division, and Leveraged Finance. Mr. Efron served for 20 years on the Firmwide Capital Committee, which reviewed the firm’s underwriting and fixed income capital commitments. Mr. Efron has served on the board of directors of seven private companies and was the Chairman of the Board of Trustees of his Alma Mater, Pomona College. Mr. Efron was selected to serve on Mallinckrodt’s Board of Directors based on his extensive leadership and management experience and his extensive capital markets experience.

Scott Hirsch, age 48, had been a director of Endo since April 2024, and interim CEO of Endo since August 2024 until the consummation of the Transactions. Mr. Hirsch has over 20 years of experience in healthcare operations, investment management and financial services. He has served as an executive operator and board member for privately held companies within Blackstone, Bain Capital and Lauder Partner portfolios. Mr. Hirsch was formerly the CEO of Solta Medical, where he led the business growth, investment cycle and global infrastructure development for a healthcare company operating in over 50 countries. Prior to Solta, Mr. Hirsch was the President of the Ortho Dermatologics and OraPharma business segments and the Chief Business Officer of Bausch Health/Bausch & Lomb. In those roles, he had responsibility for operational performance, capital allocation, strategic planning, M&A and investor communications. He additionally held the role of President of the Bausch Foundation and Patient Access with oversight of government affairs, product donation and charitable giving. Prior to Bausch, Mr. Hirsch was a Portfolio Manager at Citadel’s Surveyor Capital fund overseeing investment and risk management decisions for a healthcare portfolio. Mr. Hirsch started on Wall Street in the investment banking group of Credit Suisse, where he was recognized by Institutional Investor magazine as a top Equity Research Analyst covering Specialty Pharmaceuticals, Biotechnology and Global Generics companies. Mr. Hirsch began his career as a venture capital operator in product development, sales and marketing roles at J.P. Morgan Partners and Morgan Stanley Ventures portfolio companies including Medsite, a healthcare technology company that was acquired by WebMD. Mr. Hirsch holds an M.B.A. in Healthcare Management and Finance from The Wharton School and B.F.A. with honors from The Rhode Island School of Design. Mr. Hirsch was selected to serve on Mallinckrodt’s Board of Directors based on his extensive leadership and management experience in the healthcare industry.

Sophia Langlois, age 56, had been a director of Endo since April 2024 until the consummation of the Transactions. Ms. Langlois is presently a board member, compensation committee member and Chair of the audit committee for Alaris Equity Partners and also a board member, Chair of the corporate governance and nomination committee and audit committee member of Pason Systems, Inc. Ms. Langlois was formerly a board member at Essential Energy Services and Loop Energy Inc. where she chaired both audit committees. She has been involved with numerous not-for-profit organizations and is presently Vice-chair of the board of Telus Spark Science Centre. As a public company audit partner with KPMG LLP in Calgary (2006 to 2020), she served domestic, cross-border and international companies across numerous industry sectors. She also led the Corporate Services group for KPMG Calgary and was the KPMG National Audit Partner in charge of People Strategy for three years. She received her Bachelor of Commerce degree from the University of Calgary, holds a Chartered Professional Accountant designation and is a member of the Human Resources Institute of Alberta. Ms. Langlois has been granted an ICD.D designation by the Institute of Corporate Directors. Ms. Langlois was selected to serve on Mallinckrodt’s Board of Directors based on her extensive management experience and her experience serving as a director and audit committee member for various public and private companies.

Marc Yoskowitz, age 50, had been a director of Endo since April 2024 until the consummation of the Transactions. Mr. Yoskowitz serves as Chief Executive Officer of Evozyne, Inc., a venture capital backed biotech designing novel proteins leveraging generative AI. He has served as a member of the board of directors at Mereo BioPharma since 2022 where he is a member of the R&D Committee. Previously he served as EVP and Chief Strategy Officer, Life Sciences at Tempus AI, Inc. Prior to Tempus, Mr. Yoskowitz was Chief Business Officer, Pfizer Essential Health, leading a range of corporate initiatives within the Pfizer portfolio. Prior to Pfizer, he served as SVP, Strategy and Corporate Development at Hospira and was a member of the Executive Committee. Earlier in his career, Mr. Yoskowitz led business development at a specialty pharmaceutical company, spent eight years at McKinsey & Company where he was an Associate Principal, and began his career as an M&A lawyer at Davis, Polk & Wardwell in New York. Mr. Yoskowitz received a bachelor’s degree magna cum laude from Washington University in St. Louis and holds a J.D. from Columbia University School of Law. Mr. Yoskowitz was selected to serve on Mallinckrodt’s Board of Directors based on his extensive leadership and management experience in the pharmaceutical industry.

In connection with the consummation of the Transactions and in accordance with the provisions of the Transaction Agreement, Leslie Donato was appointed to serve on the Board of Directors as the jointly selected director, effective on July 31, 2025 as of immediately following the Merger Effective Time, until the next annual general meeting of the Company.

Leslie Donato, age 56, served as Executive Vice President and Chief Strategy Officer of Cencora, Inc., a pharmaceutical company from 2019 to 2024. Prior to joining Cencora, she held various leadership roles at Bayer Pharmaceuticals from May 2009 to May 2019, including Vice President of Strategy, Pharmaceuticals Division, Vice President of Strategy, Bayer Healthcare US, and Vice President & General Manager of Neurology & Hematology. She also worked for McKinsey & Company where she was a Partner in the Healthcare Practice. Ms. Donato currently serves on the board of Copilot, a privately held IT services provider, since 2025, and on the Board of Trustees of Virtua Health System, a nonprofit healthcare system, since 2022. She previously served on the board of One Oncology, a network of oncology practices, from 2023 to 2024, and Edmund Optics, a global optical solutions provider, from 2019 to 2022. Ms. Donato earned a Bachelor of Arts degree with distinction from Swarthmore College and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Effective as of immediately following the Merger Effective Time, Paul Efron was appointed Chair of the Board of Directors, and the committees of the Board of Directors were constituted as listed below:

Audit Committee:	Sophia Langlois (Chair) Katina Dorton Jon Zinman
Governance and Compliance Committee:	Paul Bisaro (Chair) Paul Efron Marc Yoskowitz
Human Resources and Compensation Committee:	Katina Dorton (Chair) Leslie Donato Marc Yoskowitz

The amended and restated charters of the Audit Committee, the Human Resources and Compensation Committee and the Governance and Compliance Committee were adopted effective upon consummation of the Transaction, principally to reflect the Amended Constitution. Copies of the charters of each of the committees is available on the Mallinckrodt website at ir.mallinckrodt.com/corporate-governance.

Effective immediately upon the Merger Effective Time, the Transaction Review Committee was dissolved.

There are no arrangements or understandings between any director named herein and any other person pursuant to which such director was selected as a director, other than the provisions of the Transaction Agreement relating to the appointment of directors. Other than as described below in the section entitled “Scott Hirsch Consulting Agreement,” none of the directors named herein has a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K. The Board will consider and adopt a new non-employee director compensation program at a later date

In connection with the appointment of the new directors of the Board, Mallinckrodt and each of the new directors will enter into customary indemnification arrangements, forms of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Endo Stock Incentive Plan

In connection with consummation of the Transactions, Mallinckrodt assumed the Endo, Inc. 2024 Stock Incentive Plan (the “Endo Plan”). A brief description of the terms and conditions of the Endo Plan is set forth in the section entitled “2024 Stock Incentive Plan” of Endo’s registration statement on Form S-1/A (file number 333-280767), declared effective by the SEC on July 31, 2024.

The information set forth in Item 2.01 with respect to the Replacement Awards is hereby incorporated by reference into this Item 5.02 insofar as it relates to Mallinckrodt’s assumption of the Endo Plan. The Company will not grant any new equity awards pursuant to the Endo Plan in the future.

The foregoing description of the Endo Plan is qualified in its entirety by reference to the Endo Plan, which is included as Exhibit 10.3 hereto and is incorporated herein by reference.

Scott Hirsch Consulting Agreement

On July 29, 2025, Endo entered into a Noncompetition and Consulting Agreement (the “Consulting Agreement”) with Mr. Hirsch, which amended the Employment Agreement between Endo and Mr. Hirsch dated August 26, 2024 (as amended on January 6, 2025, the “Employment Agreement”) and modified the Transition Letter entered into between Endo and Mr. Hirsch on March 13, 2025 in connection with the signing of the Transaction Agreement. As a result of and upon the consummation of the Transactions, the Company assumed Endo’s obligations with respect to the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, Mr. Hirsch will no longer serve as the interim Chief Executive Officer of Endo, but will continue to be employed as a senior advisor to the Company in a full-time capacity through the date that is 60 days after the later of the Merger Effective Time or August 15, 2025 (the “Transition Period”). During the Transition Period, Mr. Hirsch will continue to receive the same compensation and benefits as provided for under his Employment Agreement, which includes a monthly base salary of $750,000. Following the Transition Period, Mr. Hirsch’s employment will terminate, and the Company will engage Mr. Hirsch as a consultant to provide transitional services for a period of six months following the Transition Period. Notwithstanding Mr. Hirsch’s termination of employment or anything to the contrary in that certain Retention Bonus Letter dated as of April 3, 2025, by and between Mr. Hirsch and Endo (the “Retention Bonus Letter”), the Second Payment Amount (as defined in the Retention Bonus Letter) will vest and be paid to Mr. Hirsch in accordance with the terms and conditions set forth in the Retention Bonus Letter, as if his employment with Endo had not terminated.

Pursuant to the terms of the Consulting Agreement, Mr. Hirsch will receive (i) $750,000 per month for a period of 12 months following the Transition Period, for a total of $9,000,000, and (ii) contingent upon his making a valid election to continue group health benefits in accordance with COBRA, payment of the full premium under COBRA for him and his dependents for 12 months following the end of the Transition Period, subject to his signing and not revoking a release of claims against the Company and his compliance with certain non-competition obligations commencing as of the Merger Effective Time and continuing for 12 months after the end of the Transition Period.

Other

Effective upon the consummation of the Transactions, the Company transitioned executive responsibility for human resources and people-related matters to a new Chief Human Resources Officer. These responsibilities were previously part of the broad scope of responsibilities of Henriette Nielsen, who continues to serve as the Company’s Executive Vice President and Chief Transformation Officer and will increasingly focus on merger-related integration activities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On August 1, 2025, the Company issued a press release announcing the consummation of the Transactions. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Certain potential lenders have entered into confidentiality agreements with the Company. Pursuant to the confidentiality agreements, the Company has agreed to disclose publicly certain information provided by the Company and its representatives to these potential lenders. The disclosure materials, which are included as Exhibits 99.2, 99.3, and 99.4 hereto and are incorporated herein by reference, are being furnished, in part, to satisfy the Company’s public disclosure obligations pursuant to the confidentiality agreements.

The information included in this Item 7.01, including and Exhibits 99.1, 99.2, 99.3, and 99.4, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Amended & Restated Registration Rights Agreement

In connection with voting on the Merger, Mallinckrodt shareholders voted to approve an Amended and Restated Registration Rights Agreement (“Amended and Restated Registration Rights Agreement”), to be entered into and effective upon the occurrence of a Mallinckrodt IPO (as defined below). A “Mallinckrodt IPO” means (A) an initial underwritten offering of the Mallinckrodt ordinary shares (or any other equity interests of any successor to Mallinckrodt formed for the purpose of facilitating an IPO of Mallinckrodt) pursuant to an effective registration statement filed under the Securities Act (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of Mallinckrodt pursuant to any employee stock plan or other employee benefit arrangement); (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto); or (iii) in connection with any dividend or distribution reinvestment or similar plan) or (B) a “direct listing”, following which Mallinckrodt ordinary shares are listed on a national securities exchange in the United States.

A copy of the Amended and Restated Registration Rights Agreement is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

A summary of the principal terms of the Amended and Restated Registration Rights Agreement is set forth in the sections entitled “The Mallinckrodt EGM Proposals — Resolution 8: Approval of the Amended and Restated Registration Rights Agreement” contained in the Registration Statement, which summary is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1*	Transaction Agreement, dated as of March 13, 2025, by and among Mallinckrodt plc, Salvare Merger Sub LLC and Endo, Inc. (incorporated by reference to Annex B to Mallinckrodt plc’s registration statement on Form S-4, as filed with the SEC on May 8, 2025)
2.2	Amendment to the Transaction Agreement, dated as of April 23, 2025, by and among Mallinckrodt plc, Salvare Merger Sub LLC and Endo, Inc. (incorporated by reference to Annex C to Mallinckrodt plc’s registration statement on Form S-4, as filed with the SEC on May 8, 2025)
3.1	Amended and Restated Memorandum and Articles of Association of Mallinckrodt plc.
10.1	Form of Deed of Indemnification by and between Mallinckrodt plc and Directors and Secretary.
10.2	Form of Indemnification Agreement by and between Sucampo Pharmaceuticals LLC and Directors and Secretary.
10.3†	Endo, Inc. 2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Endo, Inc.’s Registration Statement on Form S-1/A, as filed with the SEC on July 26, 2024)
99.1**	Press Release, dated August 1, 2025.
99.2**	Lender Presentation, dated June 20, 2025.
99.3**	Financial Due Diligence Report, dated July 2, 2025.
99.4**	Certain Preliminary Financial Results, as of July 10, 2025.
99.5	Amended & Restated Registration Rights Agreement, to be entered into by and among the Company and the certain holders identified therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†       Compensation plans or arrangements.

*       Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**     Furnished herewith.

Information Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K (including, for the avoidance of doubt, in the exhibits hereto) that are not strictly historical may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things:

(i)       transaction-related risks, including the Mallinckrodt’s ability to successfully integrate Mallinckrodt’s business and Endo’s business and unanticipated costs of such integration, which may result in the combined company not operating as effectively and efficiently as expected; uncertainties related to a future separation of the combined generics pharmaceuticals businesses of Mallinckrodt and Endo and Endo’s sterile injectables business; the risk that the expected benefits and synergies of the transactions may not be fully realized in a timely manner, or at all; unanticipated difficulties, liabilities or expenditures relating to the business combination transaction; the effect of the completion of the business combination transaction on Mallinckrodt’s and Endo’s business relationships and business operations generally; the effect of the completion of the business combination transaction on the long-term value of Mallinckrodt’s ordinary shares; risks that the business combination transaction may disrupt plans and operations of Mallinckrodt and Endo and their respective management teams and potential difficulties in hiring, retaining and motivating employees as a result of the transaction; risks related to our increased indebtedness as a result of the business combination transaction; significant transaction costs related to the business combination transaction; and potential litigation relating to the business combination transaction that could be instituted against Mallinckrodt, Endo or their respective officers or directors;

(ii)       risks related to Mallinckrodt’s business, including potential changes in Mallinckrodt’s business strategy and performance; exposure to global economic conditions and market uncertainty; the exercise of contingent value rights by the Opioid Master Disbursement Trust II; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect™ and the INOmax Evolve DS delivery system; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings; and

(iii)       risks related to Endo’s business, including future capital expenditures, expenses, revenues, economic performance, financial conditions, market growth and future prospects; Endo changes in competitive, market or regulatory conditions; changes in legislation or regulations; global political changes, including those related to the new U.S. presidential administration; Endo’s use of artificial intelligence and data science; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom Endo relies for goods and services; issues associated with Endo’s supply chain; Endo’s ability to develop and expand its product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or generic products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities.

The Registration Statement on Form S-4 filed with the SEC in connection with business combination transaction describes additional risks in connection with the transaction. While the list of factors presented here is, and the list of factors presented in the Registration Statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Mallinckrodt’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt’s website (www.mallinckrodt.com) and Endo’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Endo’s website (www.endo.com). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

Date: August 1, 2025	By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Executive Vice President and Chief Legal Officer & Corporate Secretary